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                                                                  EXHIBIT (j)(1)


                          INDEPENDENT AUDITORS' CONSENT

      We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement (1933 Act No. 2-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our report dated December 3, 1999 on our audit of the financial statements and financial highlights of the Eaton Vance International Growth Fund (the "Fund") which report is included in the Annual Report to Shareholders for the year ended October 31, 1999 and which is incorporated by reference in the Fund's Statement of Additional Information.

      We also consent to the reference to us under the headings "Financial Highlights" in the prospectuses and "Other Service Providers" in the statements of additional information in such Registration Statement.


                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

January 16, 2001
Boston, Massachusetts